UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2008

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

3020 Old Ranch Parkway, Suite 200 Seal Beach, California		90740
(Address of Principal Executive Offices)		Zip Code

(562) 493-2804

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Information.

On June 19, 2008, the Public Transit Department of the City of Phoenix announced its recommendation that the City of Phoenix select a competitor of our company to supply the City of Phoenix and the Public Transit Department, Tempe, with liquefied natural gas (LNG) fuel for a one-year period commencing June 30, 2008, which date is the expiration date of our current LNG supply contract with the City of Phoenix and the Public Transit Department, Tempe.  We intend to protest the recommendation pursuant to the protest procedures outlined in the bidding documentation issued by the City.

We currently fulfill a fixed-price contract with the City of Phoenix and the Public Transit Department, Tempe at a loss due to the increase in natural gas commodity costs subsequent to our entry into such contract in July, 2003.  The total fuel consumption under our existing contract during the period commencing April 1, 2007 and ending March 31, 2008 was approximately 11.8 million LNG gallons, representing approximately 29% of the total LNG gallons we supplied to all customers during such period.

As previously disclosed in the Form 8-K we filed on April 22, 2008, we purchased certain natural gas futures contracts on April 18, 2008 to attempt to hedge our exposure to potential cash flow variability related to the fixed-price component of the aforementioned supply contract, for which we placed a bid.  If our protest is unsuccessful and the City of Phoenix enters into a supply contract with our competitor, we currently plan to liquidate the futures contracts in an orderly fashion.  As of June 18, 2008, the futures contracts have appreciated in value by approximately $5.1 million.

The purchase of the futures contracts was in accordance with the revised natural gas hedging policy adopted by our board of directors in February 2007.  A further revised form of such policy, which is attached to this report as Exhibit 99.1 and incorporated by reference herein, was adopted by our board of directors on May 29, 2008.

Special Note Regarding Forward-Looking Statements

Certain statements in this current report on Form 8-K may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based upon current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” in Part I, Item 1A of our Form 10-K for the year ended December 31, 2007.  These forward-looking statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Words such as “expects,” “intends,” “plans,” “projects,’ “believes,” “estimates,” and similar expressions are used to identify these forward looking statements, but their absence does not mean that a statement is not forward-looking.

Item 9.01.		Financial Statements and Exhibits.

	(d)	Exhibits.

	99.1	Revised Natural Gas Hedging Policy (adopted May 29, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2008		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer